                                  EXHIBIT 10.85

                            REVOLVING PROMISSORY NOTE

BORROWER:   SEDONA CORPORATION
            1003 WEST NINTH AVENUE
            2ND FLOOR
            KING OF PRUSSIA, PENNSYLVANIA 19406

LENDER:     DAVID R. VEY
            11822 JUSTICE AVENUE, SUITE B-6
            BATON ROUGE, LOUISIANA 70816

                            REVOLVING PROMISSORY NOTE

$ 500,000.00                                                  September 27, 2006

          FOR VALUE RECEIVED, SEDONA CORPORATION, a Pennsylvania corporation with its principal place of business at 1003 West Ninth Avenue, 2nd Floor King of Prussia, Pennsylvania 19406 ("Borrower") promises to pay to the order of David R. Vey, an individual with an office address of 1182 Justice Avenue, Suite B-6, Baton Rouge, Louisiana 70816 ("Lender"), in lawful money of the United States of America, the principal sum of FIVE HUNDRED THOUSAND and 00/100 dollars ($500,000.00) or, if less, the aggregate unpaid principal amount of all advances made by the Lender pursuant to the line of credit, not to exceed an aggregate amount at any one time outstanding of available to the Borrower hereunder (the "Line").

          PAYMENT. The Line shall be payable by the application of the proceeds of the Receivables (as herein defined) of the Borrower as and when same are collected by the Borrower, together with accrued interest at the rate of eight (8%) per annum. The Line will mature on August 17, 2007, on which date all unpaid sums of principal and interest will be due and payable. Borrower will pay, on a quarterly basis, all accrued and unpaid interest on the line, in amounts which will vary depending on the outstanding principal balance of the line. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

          RECEIVABLES. For the purposes of this Note the term "Receivables" shall mean accounts, accounts receivable, rights to receive payment existing or hereafter arising and all rights, remedies and privileges additions and accessions to the foregoing, and all increases, substitutions, replacements and substitutions thereof and all cash and non-cash proceeds and products of the foregoing, whether now owned or hereafter, acquired or created by the Borrower, including but not limited to those resulting from the sale, exchange, collection or other disposition of the Borrower's inventory or assets, along with the proceeds from any future sales of debt or equity securities of the Borrower, less any costs or expenses incurred with respect to the collection of the sums owed to the Borrower.

          PREPAYMENT. Subject to the terms and conditions hereof, the Borrower may borrow, repay in whole or in part, and reborrow on a revolving basis, up to the maximum amount of the Line. Advances may be prepaid without premium or penalty together with accrued interest and any unpaid late charges through the date of prepayment. If Borrower prepays this Note in full, or if Lender accelerates payment, Borrower understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Lender at the time this Note is signed. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to the Lender at the address set forth above. The Lender shall maintain its records to reflect the amount and date of each advance and each payment of principal and interest thereon. All such records shall absent manifest error, be conclusive as to the outstanding principal amount hereof, provided however, that the failure to make any notation to the Lender's records shall not limit or otherwise affect the obligations of the Borrower to repay each advance made by the Lender in accordance with the terms hereof.

          LATE CHARGE. If Borrower fails to pay any payment under this Note in full within 10 days of when due, Borrower agrees to pay Lender a late payment fee in an amount equal to 5.000% of the unpaid amount of interest and principal then due and owing under this Note. Late charges will not be assessed following declaration of default and acceleration of the maturity of this Note.

          INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will bear interest from the date of acceleration or maturity at the interest rate on this Note plus 3%, but not to exceed 18%. The interest rate will not exceed the maximum rate permitted by applicable law.

          SECURITY. The obligations of the Borrower pursuant to this Note are secured by a lien and security interest in the collateral of the Borrower as specifically set forth in a Security Agreement of even date (the "Security Agreement").

          DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

(1) PAYMENT DEFAULT. Borrower fails to make any payment when due under this Note.

(2) DEFAULT UNDER SECURITY AGREEMENTS. Should Borrower violate, or fail to comply fully with any of the terms and conditions of, or default under any security right, instrument, document, or agreement directly or indirectly securing repayment of this Note, including but not limited to the Security Agreement.

(3) OTHER DEFAULTS. Should Borrower default in the performance of its obligations under any other loan, promissory note, extension of credit, security right, instrument, document, or agreement, or obligation made by the Borrower to or in favor of Lender or Oak Harbor Investments Properties, L.L.C., an entity controlled by the Lender ("Oak Harbor"), including, but not limited to the following: (i) that certain Promissory Note in the principal amount of $1,040,402.22 dated August 17, 2006, herewith from the Borrower to Oak Harbor; (ii) that certain Secured Convertible Note in the principal amount of $2,691,263.36 dated October 23, 2006, herewith from the Borrower to the Lender; and (iii) that certain Promissory Note in the principal amount of $1,213,952.81dated October 23, 2006 herewith from the Borrower to the Lender.

(4) READJUSTMENT OF OBLIGATIONS. Should proceedings for readjustment of indebtedness, reorganization, bankruptcy, composition or extension under any insolvency law be brought by or against Borrower.

(5) ASSIGNMENT FOR BENEFIT OF CREDITORS. Should Borrower file proceedings for a respite or make a general assignment for the benefit of creditors.

(6) RECEIVERSHIP. Should a receiver of all or any part of Borrower's property, be applied for or appointed.

(7) DISSOLUTION PROCEEDINGS. Should proceedings for the dissolution or appointment of a liquidator of Borrower be commenced.

(8) FALSE STATEMENTS. Should any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf related documents be false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

(9) MATERIAL ADVERSE CHANGE. Should any material adverse change occur in the financial condition of Borrower or should any material discrepancy exist between the financial statements submitted by Borrower and the actual financial condition of Borrower.

          LENDER'S RIGHTS UPON DEFAULT. Should any one or more default events occur or exist under this Note as provided above, Lender shall have the right, at Lender's sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys' fees, costs, expenses and other fees and charges as provided herein. Lender shall have the further right, again at Lender's sole option, to declare formal default and to accelerate the maturity and to insist upon immediate payment in full of each and every other loan, extension of credit, debt, liability and/or obligation of every nature and kind that Borrower may then owe to Lender or Oak Harbor, whether direct or indirect or by way of assignment, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, secured or unsecured, whether Borrower is obligated alone or with others on a "solidary" or "joint and several" basis, as a principal obligor or otherwise, all without further notice or demand, unless Lender shall otherwise elect.

          ATTORNEYS' FEES; EXPENSES. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Lender's reasonable attorneys' fees.

          GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Louisiana without giving effect to any principles of choice of laws or conflicts of law that may require another law, other than the internal laws of the State of Louisiana, to apply. This Note has been accepted by Lender in the State of Louisiana.

          FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

          WAIVERS. Borrower hereby waives demand, presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion. Borrower agrees that discharge or release of any party who is or may be liable to Lender for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the effect of releasing any other party or parties, who shall remain liable to Lender, or of releasing any other collateral that is not expressly released by Lender. Borrower additionally agrees that Lender's acceptance of payment other than in accordance with the terms of this Note, or Lender's subsequent agreement to extend or modify such repayment terms, or Lender's failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender's rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower's intent and agreement that Lender's rights and remedies shall be cumulative in nature. Borrower further agrees that, should any default event occur or exist under this Note, any waiver or forbearance on the part of Lender to pursue the rights and remedies available to Lender, shall be binding upon Lender only to the extent that Lender's specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Lender as to one default event shall not be construed as a waiver or forbearance as to any other default. Borrower and each guarantor of this Note further agree that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Lender's for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower's failure to make timely payment of amounts due under this Note will result in damages to Lender, including but not limited to Lender's loss of the use of amounts due, and Borrower agrees that any late charges imposed by Lender hereunder will represent reasonable compensation to Lender for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and shall constitute an Event of Default hereunder.

          SUCCESSORS AND ASSIGNS LIABLE. Borrower's obligations and agreements under this Note shall be binding upon Borrower's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender's successors and assigns, as well as to any subsequent holder or holders of this Note.

          CAPTION HEADINGS. Caption headings in this Note are for convenience purposes only and are not to be used to interpret or define the provisions of this Note.

          SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

          SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's successors, heirs, legatees, devisees, administrators, executors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

          APPLICABLE LENDING LAW. Borrower, by signing this Note, acknowledges and agrees that the proceeds of this Note will be used for business and commercial purposes.

          PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE.

BORROWER:

SEDONA CORPORATION

BY:                          ITS
    -----------------------,     ---------------

STATE OF ____________________________________________ )
                                                      ) SS
COUNTY OF ___________________________________________ )

          I, the undersigned authority, a Notary Public in and for said county in said state, hereby certify that ______________, the ____________ of SEDONA CORPORATION, whose name is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said Agreement, he or she executed the same voluntarily on the day the same bears date.

          GIVEN UNDER MY HAND AND OFFICIAL SEAL THIS _________________________ DAY OF ___________________________________, 2006.


____________________________________________________
NOTARY PUBLIC

MY COMMISSION EXPIRES __________________________